EXHIBIT 10.4

OPTION AGREEMENT

PURSUANT TO THE

EQUITY MEDIA HOLDINGS CORPORATION

2007 STOCK INCENTIVE PLAN

AGREEMENT (this “Agreement”), dated as of May 7, 2007, by and between Equity Media Holdings Corporation, a Delaware Corporation, (the “Company”) and Mark Dvornik (the “Participant”).

Preliminary Statement

The Compensation Committee of the Board of Directors of the Company (the “Committee”), pursuant to Equity Media Holdings Corporation 2007 Stock Incentive Plan (the “Plan”), has authorized the granting to the Participant, as an Eligible Individual (as defined in the Plan), of a nonqualified stock option (the “Option”) to purchase the number of shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), set forth below. The parties hereto desire to enter into this Agreement in order to set forth the terms of the Option. Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. A copy of the Plan has been delivered to the Participant. By signing and returning this Agreement, the Participant acknowledges having received and read a copy of the Plan and agrees to comply with the Plan, this Agreement and all applicable laws and regulations.

Accordingly, the parties hereto agree as follows:

1. Grant of Option. Subject in all respects to the Plan and the terms and conditions set forth herein and therein, effective as of May 7, 2007 (the “Grant Date”), the Company hereby grants to the Participant the Option to purchase from the Company up to 250,000 shares of Common Stock at a price per share of $4.55, which is the Fair Market Value of the Common Stock, as determined in accordance with the terms of the Plan. The Option shall be a nonqualified stock option. No part of the Option granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended.

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2. Exercise. The Option shall vest in installments as provided below, which shall be cumulative. The following table indicates each date (the “Vesting Date”) upon or after which, subject to Section 6 of the Plan, the Participant shall be entitled to exercise the Option with respect to the percentage of shares of Common Stock that have vested as of such Vesting Date as indicated below, provided that the Participant’s employment or other service with the Company has not been terminated prior to such date:

Vesting Date	Number of Shares
On Grant Date	0%
One year anniversary of Grant Date	25%
Two year anniversary of Grant Date	50%
Three year anniversary of Grant Date	75%
Four year anniversary of Grant Date	100%

Except as specifically provided in the Plan, there shall be no proportionate or partial vesting in the periods between the Vesting Dates and all vesting shall occur only on the aforementioned Vesting Dates.

Notwithstanding the foregoing, if Participant’s employment is terminated by the Company or a certain employment agreement, entered into as of May 7, 2007, by and between Mark Dvornik and the Company (the “Employment Agreement”), is not renewed by the Company (on terms comparable to the current Employment Agreement) after the initial 2-year term, in both instances, for any reason other than for a reason constituting Good Cause under Section 5(b)(6) of the Employment Agreement, or if the Participant terminates his employment or does not renew the Employment Agreement (on terms comparable to the current Employment Agreement), after the initial 2-year term, in both instances, for a reason constituting Good Cause under Section 5(c) of the Employment Agreement, the portion of the Option unvested as of such termination or non-renewal, as applicable, shall vest immediately upon the earlier of such termination of employment or the expiration date of the Employment Agreement. Portion of the Option that vests pursuant to the immediately preceding sentence, may be exercised by the Participant at any time within a period not to exceed thirty (30) days from the earlier of the date of termination of the Participant’s employment or the expiration date of the Employment Agreement, but in no event after the termination of the Option pursuant to its terms.

In the event the Participant’s employment is terminated by the Company or the Employment Agreement is not renewed by the Company after the initial 2-year term (on terms comparable to the current Employment Agreement), in both instances, for a reason constituting Good Cause under Section 5(b)(6) of the Employment Agreement, or if the Participant terminates his employment or does not renew the Employment Agreement (on terms comparable to the current Employment Agreement), in both instances, for any reason other than for a reason constituting Good Cause under Section 5(c) of the Employment Agreement, all remaining, unvested options shall expire immediately upon the earlier of such termination or the expiration date of this Employment Agreement.

Any exercises of the Option by the Participant as provided above, in whole or in part, shall be made in accordance with such procedures as the Committee shall prescribe, including, without limitation, the filing of such written form of exercise notice, if any, as may be promulgated by the Committee, and in accordance with applicable tax and other laws.

Except as specifically set forth above, vesting shall occur in accordance with the Plan.

3. Termination. The Option shall expire on the seventh (7th) anniversary of the date of grant of the Option or earlier as provided in the Plan, including at such time as provided in Section 6(k) of the Plan in the event the Participant incurs a termination of employment or other service with the Company, unless otherwise provided in Section 2 of this Agreement.

4. Restriction on Transfer of Option. The Option granted hereby is not transferable otherwise than by will or under the applicable laws of descent and distribution and during the lifetime of the Participant may be exercised only by the Participant. In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Option shall not be subject to execution, attachment or similar process. Upon any other attempt to transfer, assign, negotiate, pledge or hypothecate the Option, or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void.

5. Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to any shares covered by the Option until the Participant shall have become the holder of record of the shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan.

6. Provisions of Plan and Other Agreements Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of any employment, severance, retirement or other similar agreement between the Company and the Participant, such other agreement between the Company and the Participant shall control, and this Agreement shall be deemed to be modified accordingly.

7. Withholding. In connection with the exercise of the Option, the Participant agrees (a) to pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state or local, domestic or foreign taxes of any kind required by law to be withheld with respect to such exercise, and (b) that the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the exercise of the Option.

8. Notices. Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by United States mail, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):

If to the Company, to:

Equity Media Holdings Corporation

1 Shackleford Drive, Suite 400

Little Rock, Arkansas 72211

Attention: General Counsel

If to the Participant, to:

the address indicated after his or her signature at the end of this Agreement.

9. No Obligation to Continue Employment or Other Service. This Agreement does not guarantee that the Company will employ or otherwise retain the services of the Participant for any specific time period, nor does it modify in any respect the Company’s right to terminate or modify the Participant’s employment, nature of other service or compensation.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

Equity Media Holdings Corporation

By:
Name:
Title:

ACCEPTANCE BY PARTICIPANT:

	Participant’s Signature		Date

Home Address: (please print)
Street

	City	State	Zip Code